Morgan Stanley Variable Investment Series Information Portfolio
                          Item 77(O) 10F-3 Transactions
                        July 1, 2004 - December 31, 2004



Securi  Purch   Size   Offeri  Total   Amount    % of    % of
  ty     ase/    of      ng    Amount    of     Offeri  Funds   Broker  Purcha
Purcha  Trade  Offeri  Price     of    Shares     ng    Total     s       sed
  sed    Date    ng      of   Offerin  Purcha   Purcha  Assets           From
                       Shares    g       sed      sed
                                         By       By
                                        Fund     Fund
Cogent  9/23/  18,000  $12.00 $216,00  146,10    0.02%  0.30%   Morgan    JP
System    04    ,000           0,000      0                     Stanle  Morgan
   s                                                              y,
                                                                JPMorg
                                                                 an,
                                                                Bear,
                                                                Stearn
                                                                 s &
                                                                 Co.
                                                                Inc.,
                                                                  SG
                                                                Cowen
                                                                & Co.,
                                                                Needha
                                                                 m &
                                                                Compan
                                                                  y,
                                                                 Inc.